                            CREDIT DEPOT CORPORATION
                              LIST OF SUBSIDIARIES
                                  EXHIBIT 21.1


Credit Depot Corporation of Georgia                                     Delaware

Credit Depot Corporation of North Carolina                              Delaware

Credit Depot Corporation of Ohio                                        Delaware

Credit Depot Corporation of South Carolina                              Delaware

Credit Depot Corporation of Tennessee                                   Delaware

Credit Depot Corporation of Florida                                     Delaware

Credit Depot Corporation of Illinois                                    Delaware

Credit Depot Corporation of Missouri                                    Delaware

Credit Depot Corporation of Michigan                                    Michigan

Credit Depot Corporation of Virginia                                    Delaware

Credit Depot Corporation of Indiana                                     Delaware

Cash Back Mortgage Corporation                                          Delaware


Each subsidiary does business under its corporate name.